Exhibit 15

EXECUTIVE OFFICERS AND DIRECTORS

OF

AXA EQUITABLE FINANCIAL SERVICES, LLC

The names of the Directors and the names and titles of the Executive Officers of AXA Equitable Financial Services, LLC (“AXA Equitable Financial”) and their business addresses and principal occupations are set forth below. If no address is given, the Director’s or Executive Officer’s business address is 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Equitable Financial and each individual is a United States citizen.

Name, Business Address	Present Principal Occupation
Josh Braverman	Senior Executive Director and Treasurer Senior Executive Director and Treasurer, AXA Equitable Life Insurance Company

Marine de Boucaud	Senior Executive Director and Chief Human Resources Officer Senior Executive Director and Chief Human Resources Officer, AXA Equitable Life Insurance Company

* Mark Pearson (1)	Chairman of the Board, President and Chief Executive Officer Chairman of the Board, President and Chief Executive Officer, AXA Equitable Life Insurance Company

* Dave S. Hattem	Senior Executive Director and General Counsel Senior Executive Director and General Counsel, AXA Equitable Life Insurance Company

Mike Healy	Senior Executive Director and Chief Information officer Senior Executive Director and Chief Information Officer, AXA Equitable Life Insurance Company

Adrienne Johnson	Senior Executive Director and Chief Transformation Officer Senior Executive Director and Chief Transformation Officer, AXA Equitable Life Insurance Company

* Anders Malmström (2)	Senior Executive Director and Chief Financial Officer Senior Executive Director and Chief Financial Officer, AXA Equitable Life Insurance Company

Name, Business Address	Present Principal Occupation
Brian Winikoff

Senior Executive Director and Head of U.S. Life, Retirement and Wealth Management

Senior Executive Director and Head of U.S. Life, Retirement and Wealth Management, AXA Equitable Life Insurance Company

*	Director
(1)	Citizen of the United Kingdom
(2)	Citizen of Switzerland